Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Trevor Burns	Jacob Hawkins
Investor Relations	Media Relations
(404) 885-8804
trevor.burns@equifax.com	mediainquiries@equifax.com

ATLANTA, February 20, 2019 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2018.

“In the fourth quarter, we made strong steps forward in the transformation of our technology towards becoming an industry leader in technology and security while delivering increased value to our customers, partners and consumers,” said Mark W. Begor, Chief Executive Officer at Equifax. “Our incremental investment of over $1.25 billion to transform our technology and security between 2018 and 2020 will position Equifax for future growth and profitability and improve our speed of delivering new products to our customers. Our team is focused on executing our technology and security transformation. We are excited about our future as a market leading data, analytics and technology company.”

Financial Results Summary

The company reported revenue of $835.3 million in the fourth quarter of 2018, a slight decrease from the fourth quarter of 2017 and a 2 percent increase in local currency.

Fourth quarter diluted EPS attributable to Equifax was $0.21, a decrease of 85 percent as compared to the fourth quarter of 2017.

Net income attributable to Equifax of $25.6 million was down 85 percent compared to the fourth quarter of 2017.

For the full year 2018, revenue was $3.4 billion, a 1 percent increase from 2017 and a 2 percent increase in local currency. Diluted EPS attributable to Equifax was $2.47, a 49 percent decrease from the full year 2017. Net income attributable to Equifax of $299.8 million was down 49 percent compared to the full year 2017.

USIS fourth quarter results

•
Total revenue was $307.4 million in the fourth quarter of 2018 a decrease of 2 percent from the fourth quarter of 2017. Operating margin for USIS was 35.5 percent in the fourth quarter of 2018, compared to 41.6 percent in the fourth quarter of 2017. Adjusted EBITDA margin for USIS was 47.5 percent in the fourth quarter of 2018 compared to 48.5 percent in the fourth quarter of 2017.

•Online Information Solutions revenue was $211.4 million, up slightly from the fourth quarter of 2017.
•Mortgage Solutions revenue was $27.3 million, a decrease of 17 percent from the fourth quarter of 2017.
•Financial Marketing Services revenue was $68.7 million, an decrease of 1 percent when compared to the fourth quarter of 2017.
•Mortgage market inquiries were down 15% in the fourth quarter of 2018 as compared to the fourth quarter of 2017.

International fourth quarter results

•
Total revenue was $236.4 million in the fourth quarter of 2018, a decrease of 3 percent from the fourth quarter of 2017 and an increase of 5 percent on a local currency basis. Operating margin for International was 6.6 percent in the fourth quarter of 2018 compared to 16.6 percent in the fourth quarter of 2017. Adjusted EBITDA margin for International was 32.4 percent in the fourth quarter of 2018 compared to 28.3 percent in the fourth quarter of 2017.

•	Asia Pacific revenue was $76.5 million, down 3 percent from the fourth quarter of 2017 and up 3 percent on a local currency basis.

•	Europe revenue was $75.9 million, up 2 percent from the fourth quarter of 2017 and up 5 percent on a local currency basis.

•	Latin America revenue was $47.7 million, down 14 percent from the fourth quarter of 2017 and up 8 percent on a local currency basis.

•	Canada revenue was $36.3 million, up 1 percent from the fourth quarter of 2017 and up 5 percent on a local currency basis.

Workforce Solutions fourth quarter results

•
Total revenue was $205.9 million in the fourth quarter of 2018, a 12 percent increase from the fourth quarter of 2017. Operating margin for Workforce Solutions was 39.7 percent in the fourth quarter of 2018 compared to 39.9 percent in the fourth quarter of 2017. Adjusted EBITDA margin for Workforce Solutions was 48.7 percent in the fourth quarter of 2018, compared to 45.5 percent in the fourth quarter of 2017.

•Verification Services revenue was $145.4 million, up 15 percent when compared to the fourth quarter of 2017.
•Employer Services revenue was $60.5 million, up 6 percent when compared to the fourth quarter of 2017.

Global Consumer Solutions fourth quarter results

•
Revenue was $85.6 million, a 12 percent decrease from the fourth quarter of 2017 on a reported and local currency basis. Operating margin was 8.5 percent compared to 23.9 percent in the fourth quarter of 2017. Adjusted EBITDA margin was 21.1 percent compared to 32.4 percent in the fourth quarter of 2017.

Adjusted EPS and Adjusted EBITDA Margin

•
Adjusted EPS attributable to Equifax was $1.38, down 1 percent compared to the fourth quarter of 2017. This financial measure for 2018 excludes the foreign currency impact from Argentina being a highly inflationary economy and the realignment of resources and other costs. The financial measure for 2017 excludes the impact of tax legislation enacted in 2017. The financial measure for both 2018 and 2017 excludes acquisition-related amortization expense of certain acquired intangibles, costs related to the 2017 cybersecurity incident, and the income tax effects of stock awards recognized upon vesting or settlement. These items are net of associated tax impacts and are described more fully in the attached Q&A.

•
Adjusted EBITDA margin was 33.2 percent, compared to 34.8 percent in the fourth quarter of 2017. These financial measures for 2018 and 2017 have been adjusted for certain items, including costs related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•
Full year adjusted EPS attributable to Equifax was $5.79, down 3 percent from the prior year period. Full year adjusted EBITDA margin was 33.7 percent compared to 36.8 percent in 2017. These financial measures for 2018 and 2017 have been adjusted for certain items, including costs related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

2019 First Quarter and Full Year Guidance

•
For the first quarter of 2019, we expect reported revenue to be between $840 and $855 million, reflecting local currency growth as compared to the fourth quarter of 2018 of flat to 2%, offset by an expected 3% negative impact of foreign exchange. Adjusted EPS is expected to be between $1.15 and $1.20 per share. The impact of foreign exchange on adjusted EPS compared to the first quarter of 2018 is expected to be negative $0.05 per share. Factors impacting the first quarter of 2019 revenue and adjusted EPS include an expected approximate 13% decline in mortgage market inquiries impacting our USIS and EWS units, and higher Corporate costs principally for security and related technology that increased substantially from the first quarter through the fourth quarter of 2018.

•
We expect full year 2019 reported revenue to be between $3.425 and $3.525 billion, reflecting local currency growth as compared to 2018 of 2% and 5%, partially offset by an expected just over 1% negative impact of foreign exchange. Adjusted EPS is expected to be between $5.60 and $5.80 per share. The impact of foreign exchange on adjusted EPS compared to 2018 is expected to be negative $0.08 per share. Factors impacting 2019 revenue and adjusted EPS include an expected approximate 5% decline in mortgage market inquiries, and higher Corporate costs principally for security and related technology.

About Equifax

Equifax is a global information solutions company that uses unique data, innovative analytics, technology and industry expertise to power organizations and individuals around the world by transforming knowledge into insights that help make more informed business and personal decisions.

Headquartered in Atlanta, Ga., Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor’s (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 11,000 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 21, 2019, at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. In addition, we are now posting certain supplemental financial information in the February 2019 Investor Presentation. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for costs related to the 2017 cybersecurity incident announced September 7, 2017, acquisition-related amortization expense, net of tax, acquisition-specific transaction and due diligence expense, as well as integration expense through Q1 2017 following the closure of the acquisition of Veda, the adjustment of redeemable noncontrolling interest that reflects a redemption value in excess of fair value, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, the income tax effects of stock awards that are recognized upon vesting or settlement, the impact of tax legislation enacted in 2017, realignment of internal resources, adjustment for uncertain tax positions and the accrual for the settlement of a legal claim. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes the same items as adjusted EPS. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to future operating results and statements related to the 2017 cybersecurity incident and improvements in our information technology and data security infrastructure, including as part of our technology transformation, our strategy, our culture, our ability to innovate, the market acceptance of new products and services and similar statements about our business plans are forward-looking statements. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. Other risk factors include the impact of the 2017 cybersecurity incident and the resulting government investigations, litigation and other impacts on our business and results of operations; impact of our technology transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K. and oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia; federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General, the FCA, the ACCC or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2018	2017
(In millions, except per share amounts)
Operating revenue	$835.3	$838.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	372.2	318.9
Selling, general and administrative expenses	337.9	253.5
Depreciation and amortization	79.1	73.5
Total operating expenses	789.2	645.9
Operating income	46.1	192.6
Interest expense	(26.5)	(22.7)
Other income, net	5.4	2.4
Consolidated income before income taxes	25.0	172.3
Benefit for income taxes	1.7	2.1
Consolidated net income	26.7	174.4
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.1)	(2.1)
Net income attributable to Equifax	$25.6	$172.3
Basic earnings per common share:
Net income attributable to Equifax	$0.21	$1.44
Weighted-average shares used in computing basic earnings per share	120.6	120.1
Diluted earnings per common share:
Net income attributable to Equifax	$0.21	$1.42
Weighted-average shares used in computing diluted earnings per share	121.4	121.2
Dividends per common share	$0.39	$0.39

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2018	2017
(In millions, except per share amounts)
Operating revenue	$3,412.1	$3,362.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	1,440.4	1,210.7
Selling, general and administrative expenses	1,213.3	1,032.0
Depreciation and amortization	310.4	287.8
Total operating expenses	2,964.1	2,530.5
Operating income	448.0	831.7
Interest expense	(103.5)	(92.8)
Other income, net	11.8	7.7
Consolidated income before income taxes	356.3	746.6
Provision for income taxes	(50.0)	(148.6)
Consolidated net income	306.3	598.0
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(6.5)	(10.7)
Net income attributable to Equifax	$299.8	$587.3
Basic earnings per common share:
Net income attributable to Equifax	$2.49	$4.89
Weighted-average shares used in computing basic earnings per share	120.4	120.1
Diluted earnings per common share:
Net income attributable to Equifax	$2.47	$4.83
Weighted-average shares used in computing diluted earnings per share	121.4	121.5
Dividends per common share	$1.56	$1.56

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2018	2017
(In millions, except par values)
ASSETS
Current assets:
Cash and cash equivalents	$223.6	$336.4
Trade accounts receivable, net of allowance for doubtful accounts of $10.9 and $9.1 at December 31, 2018 and 2017, respectively	469.1	444.8
Prepaid expenses	100.0	94.3
Other current assets	109.6	122.9
Total current assets	902.3	998.4
Property and equipment:
Capitalized internal-use software and system costs	684.1	427.9
Data processing equipment and furniture	344.6	306.6
Land, buildings and improvements	216.1	212.5
Total property and equipment	1,244.8	947.0
Less accumulated depreciation and amortization	(480.0)	(380.0)
Total property and equipment, net	764.8	567.0
Goodwill	4,129.7	4,184.0
Indefinite-lived intangible assets	94.8	95.0
Purchased intangible assets, net	1,099.2	1,247.0
Other assets, net	162.4	142.0
Total assets	$7,153.2	$7,233.4
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$4.9	$965.3
Accounts payable	175.7	110.3
Accrued expenses	213.2	160.9
Accrued salaries and bonuses	131.0	119.4
Deferred revenue	98.0	108.4
Other current liabilities	204.0	209.2
Total current liabilities	826.8	1,673.5
Long-term debt	2,630.6	1,739.0
Deferred income tax liabilities, net	316.2	305.1
Long-term pension and other postretirement benefit liabilities	139.3	175.8
Other long-term liabilities	84.6	101.0
Total liabilities	3,997.5	3,994.4
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2018 and 2017; Outstanding shares - 120.6 and 120.1 at December 31, 2018 and 2017, respectively	236.6	236.6
Paid-in capital	1,356.6	1,332.7
Retained earnings	4,717.8	4,600.6
Accumulated other comprehensive loss	(626.3)	(412.0)
Treasury stock, at cost, 68.1 shares and 68.6 shares at December 31, 2018 and 2017, respectively	(2,571.0)	(2,577.6)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2018 and 2017	(5.9)	(5.9)
Total Equifax shareholders’ equity	3,107.8	3,174.4
Noncontrolling interests including redeemable noncontrolling interests	47.9	64.6
Total shareholders’ equity	3,155.7	3,239.0
Total liabilities and equity	$7,153.2	$7,233.4

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2018	2017
(In millions)
Operating activities:
Consolidated net income	$306.3	$598.0
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	315.9	290.9
Stock-based compensation expense	42.5	38.3
Deferred income taxes	(2.3)	(44.1)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(37.4)	(1.3)
Other assets, current and long-term	(15.4)	(120.1)
Current and long-term liabilities, excluding debt	62.6	54.3
Cash provided by operating activities	672.2	816.0
Investing activities:
Capital expenditures	(321.9)	(218.2)
Acquisitions, net of cash acquired	(138.3)	(139.9)
Cash received from sale of asset	5.6	8.6
Investment in unconsolidated affiliates, net	(6.9)	—
Cash used in investing activities	(461.5)	(349.5)
Financing activities:
Net short-term borrowings (repayments)	(959.2)	252.4
Payments on long-term debt	(100.0)	(322.5)
Proceeds from issuance of long-term debt	994.5	100.0
Treasury stock purchases	—	(77.1)
Dividends paid to Equifax shareholders	(187.9)	(187.4)
Dividends paid to noncontrolling interests	(10.3)	(8.4)
Proceeds from exercise of stock options	11.8	19.2
Payment of taxes related to settlement of equity awards	(19.7)	(33.5)
Payment of contingent consideration	(1.5)	(3.5)
Purchase of redeemable noncontrolling interests	(30.9)	(2.6)
Debt issuance costs	(7.8)	(0.3)
Cash (used in) provided by financing activities	(311.0)	(263.7)
Effect of foreign currency exchange rates on cash and cash equivalents	(12.5)	4.3
Increase (decrease) in cash and cash equivalents	(112.8)	207.1
Cash and cash equivalents, beginning of period	336.4	129.3
Cash and cash equivalents, end of period	$223.6	$336.4

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2018	2017	$ Change	% Change	% Change*
Online Information Solutions	$211.4	$210.9	$0.5	—%
Mortgage Solutions	27.3	32.8	(5.5)	(17)%
Financial Marketing Services	68.7	69.3	(0.6)	(1)%
Total U.S. Information Solutions	307.4	313.0	(5.6)	(2)%
Asia Pacific	76.5	79.2	(2.7)	(3)%	3%
Europe	75.9	74.5	1.4	2%	5%
Latin America	47.7	55.2	(7.5)	(14)%	8%
Canada	36.3	35.9	0.4	1%	5%
Total International	236.4	244.8	(8.4)	(3)%	5%
Verification Services	145.4	126.3	19.1	15%
Employer Services	60.5	57.1	3.4	6%
Total Workforce Solutions	205.9	183.4	22.5	12%
Global Consumer Solutions	85.6	97.3	(11.7)	(12)%	(12)%
Total operating revenue	$835.3	$838.5	$(3.2)	—%	2%

(In millions)	Twelve Months Ended December 31,
					Local Currency
Operating revenue:	2018	2017	$ Change	% Change	% Change*
Online Information Solutions	$877.5	$889.6	$(12.1)	(1)%
Mortgage Solutions	153.6	148.9	4.7	3%
Financial Marketing Services	216.2	224.2	(8.0)	(4)%
Total U.S. Information Solutions	1,247.3	1,262.7	(15.4)	(1)%
Asia Pacific	325.6	308.9	16.7	5%	8%
Europe	287.3	273.8	13.5	5%	1%
Latin America	206.6	213.6	(7.0)	(3)%	11%
Canada	146.7	136.0	10.7	8%	8%
Total International	966.2	932.3	33.9	4%	7%
Verification Services	567.0	501.5	65.5	13%
Employer Services	259.8	262.7	(2.9)	(1)%
Total Workforce Solutions	826.8	764.2	62.6	8%
Global Consumer Solutions	371.8	403.0	(31.2)	(8)%	(8)%
Total operating revenue	$3,412.1	$3,362.2	$49.9	1%	2%

*Reflects percentage change in revenue conforming 2018 results using 2017 exchange rates.

2. What drove the fluctuation in the effective tax rate?

Our effective income tax rate was a benefit of 6.9% for the three months ended December 31, 2018. Our effective income tax rate was a benefit of 1.2% for the three months ended December 31, 2017. The fourth quarter 2018 benefit was a result of adjustments recorded during the quarter to the provisional amounts recorded for the Tax Act enacted in the fourth quarter of 2017 that more than offset the income tax expense recorded during the quarter. The 2017 benefit was due to the initial impact of the Tax Act enacted in the fourth quarter of 2017.

Our effective tax rate was 14.0% and 19.9% for the full year 2018 and 2017, respectively. The decrease in our effective income tax rate is due to the decrease in the statutory U.S. tax rate as a result of the Tax Act enacted in the fourth quarter of 2017 and the increase in the benefit received from the reversal of uncertain tax positions. These changes were offset by an increase in the impact of equity compensation, an increase in the foreign rate differential impact, and the deferred tax benefit recorded in the fourth quarter of 2017 to reflect the impact of the Tax Act.

3. What is the breakdown of costs related to the 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer.

We recorded $104.6 million ($76.8 million, net of tax), and $326.2 million ($243.9 million, net of tax) for the fourth quarter and for the year ended December 31, 2018, respectively, for expenses, net of insurance, related to the 2017 cybersecurity incident. The components of the costs are as follows:

(in millions)	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Technology and data security	$113.9	$307.2
Legal and investigative fees	12.2	73.6
Product liability	8.5	20.4
Insurance recoveries	(30.0)	(75.0)
Total	$104.6	$326.2

In the three and twelve months ended December 31, 2018, the Company recorded a total of $134.6 million and $401.2 million, respectively, of pretax expenses related to the 2017 cybersecurity incident and incremental technology and data security costs, exclusive of insurance recoveries. The $113.9 million and $307.2 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, data security, and the costs of development and launch of Lock and Alert™. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $12.2 million and $73.6 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident. The $8.5 million and $20.4 million of product liability costs include the expected costs of fulfillment of TrustedID® Premier and support of consumers using TrustedID® Premier. Additionally, in 2018, the Company extended the free credit file monitoring services for impacted consumers using the free TrustedID® Premier service by providing them the opportunity to enroll in Experian® IDNotify™ at no cost for an additional twelve months.

Since the announcement of the 2017 cybersecurity incident, we have incurred a total of $565.1 million of expenses, exclusive of insurance recoveries, related to the incident and incremental technology and data security costs.

We expect costs related to the 2017 cybersecurity incident, excluding insurance recoveries, for 2019 to be less than the levels incurred in 2018.

At the time of the 2017 cybersecurity incident, we had $125.0 million of cybersecurity insurance coverage, above a $7.5 million deductible, to limit our exposure to losses such as those related to this incident. During the twelve months ended December 31, 2018 and 2017, the Company recorded insurance recoveries of $75.0 million and $50.0 million, respectively, and received payments of $110.0 million and $15.0 million, respectively, for reimbursable costs incurred to date.

Since the announcement of the 2017 cybersecurity incident in September 2017, we have received the maximum reimbursement under the insurance policy of $125.0 million.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for acquisition-related amortization expense, Veda acquisition related amounts other than acquisition-related amortization, the income tax effect of stock awards recognized upon vesting or settlement, 2017 cybersecurity incident related costs, adjustments for uncertain tax positions, realignment of internal resources and other costs, impact of tax legislation enacted in 2017, a legal settlement, Argentina highly inflationary foreign currency impacts, and income tax adjustments:

	Three Months Ended December 31,
(In millions, except per share amounts)	2018	2017	$ Change
Net income attributable to Equifax	$25.6	$172.3	$(146.7)
Acquisition-related amortization expense of certain acquired intangibles (1)	34.9	42.4	(7.5)
Income tax effects of stock awards that are recognized upon vesting or settlement (3)	(0.5)	(2.1)	1.6
Cybersecurity incident related costs (4)	104.6	26.5	78.1
Impact of tax legislation enacted in 2017 (6)	—	(48.3)	48.3
Argentina highly inflationary foreign currency adjustment (8)	0.6	—	0.6
Realignment of internal resources and other costs (9)	46.1	—	46.1
Tax impact of adjustments (10)	(44.0)	(22.2)	(21.8)
Net income attributable to Equifax, adjusted for items listed above	$167.3	$168.6	$(1.3)
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.38	$1.39	$(0.01)
Weighted-average shares used in computing diluted EPS	121.4	121.2

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2018	2017	$ Change
Net income attributable to Equifax	$299.8	$587.3	$(287.5)
Acquisition-related amortization expense of certain acquired intangibles (1)	152.8	172.2	(19.4)
Veda acquisition related amounts other than acquisition-related amortization (2)	—	11.4	(11.4)
Income tax effects of stock awards that are recognized upon vesting or settlement (3)	(7.5)	(26.7)	19.2
Cybersecurity incident related costs (4)	326.2	114.0	212.2
Adjustments for uncertain tax positions (5)	(14.1)	(8.3)	(5.8)
Impact of tax legislation enacted in 2017 (6)	—	(48.3)	48.3
Legal Settlement (7)	18.5	—	18.5
Argentina highly inflationary foreign currency adjustment (8)	1.8	—	1.8
Realignment of internal resources and other costs (9)	46.1	—	46.1
Tax impact of adjustments (10)	(121.4)	(76.7)	(44.7)
Net income attributable to Equifax, adjusted for items listed above	$702.2	$724.9	$(22.7)
Diluted EPS attributable to Equifax, adjusted for items listed above	$5.79	$5.97	$(0.18)
Weighted-average shares used in computing diluted EPS	121.4	121.5

(1)
During the fourth quarter of 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $34.9 million ($29.9 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.0 million of tax is comprised of $9.0 million of tax expense net of $4.0 million of a cash income tax benefit. During the fourth quarter of 2017, we recorded acquisition-related amortization expense of certain acquired intangibles of $42.4 million ($34.7 million net of tax). The $7.7 million of tax is comprised of $13.9 million of tax expense net of $6.2 million of a cash income tax benefit.

For the year ended December 31, 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $152.8 million ($129.2 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $23.6 million of tax is comprised of $39.6 million of tax expense net of $16.0 million of a cash income tax benefit. For the year ended December 31, 2017, we recorded acquisition-related amortization expense of certain acquired intangibles of $172.2 million ($140.6 million net of tax). The $31.6 million of tax is comprised of $56.4 million of tax expense net of $24.8 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)
For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. See the Notes to this reconciliation for additional detail.

(3)
During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a tax benefit of $0.5 million and $7.5 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2017 and for the year ended December 31, 2017, we recorded a tax benefit of $2.1 million and $26.7 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(4)
During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded pre-tax expenses of $104.6 million ($76.8 million, net of tax) and $326.2 million ($243.9 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. During the fourth quarter of 2017 and for year ended December 31, 2017, we recorded pre-tax expenses of $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(5)
For the year ended December 31, 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from a settlement with tax authorities for the 2016 and 2017 tax years. For the year ended December 31, 2017, we recorded a tax benefit of $8.3 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. See the Notes to this reconciliation for additional detail.

(6)
During the fourth quarter of 2017, as a result of new tax legislation, the company recorded one-time adjustments of $48.3 million for the re-measurement of deferred tax assets (liabilities), the deemed repatriation tax on unremitted foreign earnings and a valuation allowance for foreign tax credit carryforwards. See the Notes to this reconciliation for additional detail.

(7)
During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(8)
Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(9)
During the fourth quarter of 2018, we recorded a restructuring charge for the realignment of internal resources and other costs of $46.1 million ($35.0 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(10)
During the fourth quarter of 2018, we recorded the tax impact of adjustments of $44.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.0 million ($9.0 million of tax expense net of $4.0 million of a cash income tax benefit), (ii) tax adjustment of $11.1 million related to the realignment of internal resources, and (iii) a tax adjustment of $27.8 million related to expenses for the 2017 cybersecurity incident. During the fourth quarter of 2017, we recorded the tax impact of adjustments of $22.2 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $7.7 million ($13.9 million of tax expense net of $6.2 million of a cash income tax benefit) and (ii) a tax adjustment of $14.5 million related to expenses for the 2017 cybersecurity incident.

For the year ended December 31, 2018, we recorded the tax impact of adjustments of $121.4 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $23.6 million ($39.6 million of tax expense net of $16.0 million of a cash income tax benefit), (ii) tax adjustment of $4.4 million related to the settlement of a legal claim, (iii) tax adjustment of $11.1 million related to the realignment of internal resources, and (iv) a tax adjustment of $82.3 million related to expenses for the 2017 cybersecurity incident. For the year ended December 31, 2017, we recorded the tax impact of adjustments of $76.7 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $31.6 million ($56.4 million of tax expense net of $24.8 million of a cash income tax benefit), (ii) tax adjustment of $2.4 million for Veda acquisition related amounts other than acquisition-related amortization, and (iii) a tax adjustment of $42.7 million related to expenses for the 2017 cybersecurity incident.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, excluding cybersecurity related costs, Veda acquisition related amounts, Argentina highly inflationary foreign currency impacts, a legal settlement, realignment of resources and other costs, income taxes, interest expense, net and depreciation and amortization expense, and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2018	2017	$ Change
Revenue	$835.3	$838.5	$(3.2)
Net income attributable to Equifax	$25.6	$172.3	$(146.7)
Income taxes	(1.7)	(2.1)	0.4
Interest expense, net*	25.4	21.8	3.6
Depreciation and amortization	79.1	73.5	5.6
Cybersecurity incident related costs (exclusive of depreciation and amortization above) (2)	102.5	26.5	76.0
Argentina highly inflationary foreign currency adjustment (3)	0.6	—	0.6
Realignment of internal resources and other costs (4)	46.1	—	46.1
Adjusted EBITDA, excluding the items listed above	$277.6	$292.0	$(14.4)
Adjusted EBITDA margin	33.2%	34.8%

	Twelve Months Ended December 31,
(In millions)	2018	2017	$ Change
Revenue	$3,412.1	$3,362.2	$49.9
Net income attributable to Equifax	$299.8	$587.3	$(287.5)
Income taxes	50.0	148.6	(98.6)
Interest expense, net*	99.3	89.7	9.6
Depreciation and amortization	310.4	287.8	22.6
Veda acquisition related amounts (1)	—	11.4	(11.4)
Cybersecurity incident related costs (exclusive of depreciation and amortization above) (2)	324.0	114.0	210.0
Argentina highly inflationary foreign currency adjustment (3)	1.8	—	1.8
Realignment of internal resources and other costs (4)	46.1	—	46.1
Legal Settlement (5)	18.5	—	18.5
Adjusted EBITDA, excluding the items listed above	$1,149.9	$1,238.8	$(88.9)
Adjusted EBITDA margin	33.7%	36.8%

*Excludes interest income of $1.1 million and $0.9 million for the fourth quarter of 2018 and 2017, respectively. Also, excludes interest income of $4.2 million and $3.1 million the years ended December 31, 2018 and 2017, respectively.

(1)
For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. See the Notes to this reconciliation for additional detail.

(2)
During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded pre-tax expenses, exclusive of depreciation and amortization, of $102.5 million ($76.8 million, net of tax) and $324.0 million ($243.9 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. During the fourth quarter of 2017 and for year ended December 31, 2017, we recorded pre-tax expenses of $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)
During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(4)
During the fourth quarter of 2018, we recorded a restructuring charge for the realignment of internal resources and other costs of $46.1 million ($35.0 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(5)
During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income to Adjusted EBITDA, excluding 2017 cybersecurity incident related costs, Veda acquisition related amounts, a legal settlement, realignment of internal resources and other costs, income taxes, depreciation and amortization expense, other income, net, noncontrolling interest, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2018
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$307.4	$236.4	$205.9	$85.6	—	$835.3
Operating Income	109.2	15.6	81.7	7.3	(167.7)	46.1
Depreciation and Amortization	18.6	30.7	11.5	3.8	14.5	79.1
Other income/(expense), net*	0.6	5.7	—	—	(2.0)	4.3
Noncontrolling interest	—	(1.1)	—	—	—	(1.1)
Adjustments (1)(2)(3)	17.6	25.8	7.0	6.9	91.9	149.2
Adjusted EBITDA	$146.0	$76.7	$100.2	$18.0	$(63.3)	$277.6
Operating Margin	35.5%	6.6%	39.7%	8.5%	nm	5.5%
Adjusted EBITDA Margin	47.5%	32.4%	48.7%	21.1%	nm	33.2%

(In millions)	Twelve Months Ended December 31, 2018
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$1,247.3	$966.2	$826.8	$371.8	—	$3,412.1
Operating Income	441.7	108.6	332.7	68.6	(503.6)	448.0
Depreciation and Amortization	79.2	118.5	45.8	14.9	52.0	310.4
Other income/(expense), net*	2.7	14.4	—	—	(9.5)	7.6
Noncontrolling interest	—	(6.5)	—	—	—	(6.5)
Adjustments (1)(2)(3)(4)	55.3	58.6	19.8	23.7	233.0	390.4
Adjusted EBITDA	$578.9	$293.6	$398.3	$107.2	$(228.1)	$1,149.9
Operating Margin	35.4%	11.2%	40.2%	18.4%	nm	13.1%
Adjusted EBITDA Margin	46.4%	30.4%	48.2%	28.8%	nm	33.7%

*Excludes interest income of $1.1 million in the fourth quarter and $4.2 million for the year ended December 31, 2018.
**General Corporate Expense includes non-recurring adjustments of $91.9 million for the fourth quarter and 233.0 million for the year ended December 31, 2018.

(In millions)	Three Months Ended December 31, 2017
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$313.0	$244.8	$183.4	$97.3	—	$838.5
Operating Income	130.3	40.6	73.2	23.3	(74.8)	192.6
Depreciation and Amortization	20.8	28.0	10.3	3.7	10.7	73.5
Other income/(expense), net*	0.5	2.8	—	—	(1.8)	1.5
Noncontrolling interest	—	(2.1)	—	—	—	(2.1)
Adjustments (1)	—	—	—	4.5	22.0	26.5
Adjusted EBITDA	$151.6	$69.3	$83.5	$31.5	$(43.9)	$292.0
Operating Margin	41.6%	16.6%	39.9%	23.9%	nm	23.0%
Adjusted EBITDA Margin	48.5%	28.3%	45.5%	32.4%	nm	34.8%

(In millions)	Twelve Months Ended December 31, 2017
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense**	Total

Revenue	$1,262.7	$932.3	$764.2	$403.0	—	$3,362.2
Operating Income	539.1	169.3	331.9	106.2	(314.8)	831.7
Depreciation and Amortization	83.7	109.9	42.1	13.2	38.9	287.8
Other income/(expense), net*	2.0	9.8	—	—	(7.2)	4.6
Noncontrolling interest	—	(10.7)	—	—	—	(10.7)
Adjustments (1)(5)	—	9.5	—	4.5	111.4	125.4
Adjusted EBITDA	$624.8	$287.8	$374.0	$123.9	$(171.7)	$1,238.8
Operating Margin	42.7%	18.2%	43.4%	26.4%	nm	24.7%
Adjusted EBITDA Margin	49.5%	30.9%	48.9%	30.7%	nm	36.8%

*Excludes interest income $0.9 million in the fourth quarter and $3.1 million for the year ended December 31, 2017.
**General Corporate Expense includes non-recurring adjustments of $22.0 million in the fourth quarter and $111.4 million for the year ended December 31, 2017.

(1)
During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded pre-tax expenses, exclusive of depreciation and amortization, of $102.5 million ($76.8 million, net of tax) and $324.0 million ($243.9 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. During the fourth quarter of 2017 and for year ended December 31, 2017, we recorded pre-tax expenses of $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(2)
During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(3)
During the fourth quarter of 2018, we recorded a restructuring charge for the realignment of internal resources and other costs of $46.1 million ($35.0 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(4)
During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(5)
For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - During the fourth quarter of 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $34.9 million ($29.9 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. For the year ended December 31, 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $152.8 million ($129.2 million net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in significant cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a tax benefit of $0.5 million and $7.5 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2017 and for the year ended December 31, 2017, we recorded a tax benefit of $2.1 million and $26.7 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs in accordance with newly adopted guidance. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2018, as compared to the corresponding period in 2017, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Accrual for costs related to the 2017 cybersecurity incident - During the third quarter of 2017, we reported that we were the target of a cybersecurity incident. We recorded $104.6 million ($76.8 million, net of tax) and $326.2 million ($243.9 million, net of tax) during the fourth quarter of 2018 and for the year ended December 31, 2018, respectively, and $26.5 million ($12.0 million, net of tax) and $114.0 million ($71.3 million, net of tax) during the fourth quarter of 2017 and for the year ended December 31, 2017, respectively, for costs related to the 2017 cybersecurity incident. Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2018 and for the year ended December 31, 2018, we recorded a foreign currency loss of $0.6 million and $1.8 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Legal settlement - During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the fourth quarter of 2018, we recorded a restructuring charge for the realignment of internal resources and other costs of $46.1 million ($35.0 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such amount for 2018 is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments for uncertain tax positions - For the year ended December 31, 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from a settlement with tax authorities for the 2016 and 2017 tax years. For the year ended December 31, 2017, we recorded a tax benefit of $8.3 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such amount for 2018 is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Veda acquisition related amounts for transaction expenses incurred as a direct result of the acquisition, as well as integration expense in the first year following the closure of the acquisition - For the year ended December 31, 2017, we recorded $11.4 million ($9.0 million, net of tax) for Veda acquisition related amounts. $11.7 million related to transaction and integration costs in operating income, $0.3 million is recorded in other income, net and is the impact of foreign currency changes on the transaction structure. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Impact of tax legislation enacted in 2017 - During the fourth quarter of 2017, as a result of new tax legislation, the company recorded one-time adjustments of $48.3 million for the re-measurement of deferred tax assets (liabilities), the deemed repatriation tax on unremitted foreign earnings and a valuation allowance for foreign tax credit carryforwards. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2017, as compared to the corresponding period in 2018, because a benefit of such an amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.